Exhibit 27(m)

Sample Hypothetical Illustration

Policy Year	Month	Age	Beginning CV (1)	Premium (2)	Premium Load (3)	BOM DB (4)	BOM NAAR (5)	Base COI Rate (6)	Base COI Deduction (7)	Policy Fee (8)	Net CV (9)	Gross Rate of Inv Return (10)	Invest Fees (11)	Net Rate (12)	M&E (13)	Interest (14)	End CV (15)
5	1	34	7,875.20	2,500.00	250.00	300,000.00	289,136.74	0.11633	33.64	7.00	10,084.56	6.00%	1.03%	4.97%	0.90%	33.58	10,118.14
5	2	34	10,118.14	—	—	300,000.00	289,143.80	0.11633	33.64	7.00	10,077.51	6.00%	1.03%	4.97%	0.90%	33.56	10,111.06
5	3	34	10,111.06	—	—	300,000.00	289,150.88	0.11633	33.64	7.00	10,070.43	6.00%	1.03%	4.97%	0.90%	33.53	10,103.96
5	4	34	10,103.96	—	—	300,000.00	289,157.98	0.11633	33.64	7.00	10,063.32	6.00%	1.03%	4.97%	0.90%	33.51	10,096.83
5	5	34	10,096.83	—	—	300,000.00	289,165.10	0.11633	33.64	7.00	10,056.20	6.00%	1.03%	4.97%	0.90%	33.49	10,089.68
5	6	34	10,089.68	—	—	300,000.00	289,172.26	0.11633	33.64	7.00	10,049.04	6.00%	1.03%	4.97%	0.90%	33.46	10,082.51
5	7	34	10,082.51	—	—	300,000.00	289,179.43	0.11633	33.64	7.00	10,041.87	6.00%	1.03%	4.97%	0.90%	33.44	10,075.31
5	8	34	10,075.31	—	—	300,000.00	289,186.63	0.11633	33.64	7.00	10,034.67	6.00%	1.03%	4.97%	0.90%	33.42	10,068.08
5	9	34	10,068.08	—	—	300,000.00	289,193.86	0.11633	33.64	7.00	10,027.44	6.00%	1.03%	4.97%	0.90%	33.39	10,060.83
5	10	34	10,060.83	—	—	300,000.00	289,201.11	0.11633	33.64	7.00	10,020.19	6.00%	1.03%	4.97%	0.90%	33.37	10,053.55
5	11	34	10,053.55	—	—	300,000.00	289,208.38	0.11633	33.64	7.00	10,012.91	6.00%	1.03%	4.97%	0.90%	33.34	10,046.25
5	12	34	10,046.25	—	—	300,000.00	289,215.69	0.11633	33.64	7.00	10,005.61	6.00%	1.03%	4.97%	0.90%	33.32	10,038.93
(1)	= End of Month Cash Value from previous month

(2)	= Annual planned premium

(3)	=For years 1-10, 10% up to Premium Load Target and 3% on Excess over Premium Load Target. Premium Load Targets refresh each year. For years 11+, premium load = 3%

(4)	= Beginning of Month Death Benefit

(5)	= Net Amount at Risk = (4) - (1) - (2) + (3)

(6)	= Current cost of insurance rate

(7)	= Current cost of insurance charge = (5) / 1000 * (6)

(8)	= Monthly Administration Fee = $7.00 in all months

(9)	= Net Cash Value = (1) + (2) - (3) - (7) - (8)

(10)	= Hypothetical Gross Rate of Investment Return

(11)	= Arithmetic Average of Total Portfolio Expenses

(12)	= Hypothetical Net Rate of Investment Return = (10) - (11)

(13)	= Mortality and Expense Charge

(14)	= Interest = (9) * { [1 + (12) - (13)] ^ (1/12) -1 }

(15)	= End Of Month Cash Value = (9) + (14)